                                                                     EXHIBIT 3.2

                            THE COMPANIES ACT, 1956

                           COMPANY LIMITED BY SHARES

                           MEMORANDUM OF ASSOCIATION

                                      OF

                         INFOSYS TECHNOLOGIES LIMITED

I.    The name of the Company is INFOSYS TECHNOLOGIES LIMITED.

II. The registered office of the Company will be situated in the State of Karnataka.


III.  The objects for which the Company is established are:


      (A) MAIN OBJECTS OF THE COMPANY TO BE PURSUED BY THE COMPANY ON ITS INCORPORATION:-

1. To establish, maintain, conduct, provide, procure or make available services of every kind including commercial, statistical, financial, accountancy, medical, legal, management, educational, engineering, data processing, communication and other technological social or other services.

2. To carry on the business as importer, exporter, buyers, lessers, and sellers of and dealers in all types of electronic components and equipment necessary for attaining the above objects.

      (B)  OBJECTS INCIDENTAL OR ANCILLARY TO THE ATTAINMENT OF THE MAIN
           OBJECTS:

3. To carry on all kinds of promotion business, and in particular to form, constitute, float, lend money to assist, and control any companies, associations, or undertakings whatsoever.

4. To establish, provide, maintain and conduct or otherwise subsidise research laboratories, experimental stations, workshops and libraries for scientific, industrial, commercial and technical research and experiments; to undertake and carry on scientific, industrial, commercial, economic, statistical and technical research, surveys and investigations; to promote studies, research investigation and invention, both scientific and technical by providing, subsiding, endowing, or assisting laboratories, colleges, universities, workshops, libraries, lectures, meetings, exhibitions and conferences and by providing for the remuneration to scientists, scientific or technical professors or teachers and the award of scholarship, grants and prizes to students, research-workers and inventors or otherwise and generally to encourage, promote and reward studies, research, investigations, experiments, tests and inventions of any kind.

5. To provide for the welfare of employees or ex-employees of the Company and the wives, widows, families or dependants of such persons by building or contributing to the building of houses, dwellings or chawls or by grants of money, pensions, allowances, gratuities, bonus or other payments or by creating and from time-to-time subscribing or contributing to provident and other funds, institutions and trusts and by providing or subscribing or contributing towards places of instruction and recreation, hospitals and dispensaries, medical and other attendance and assistance as the Company shall think fit.

6. To subscribe or contribute or otherwise to assist or to guarantee money to charitable, benevolent, religious, scientific, national, public or any other useful institutions, objects or purposes or for any exhibition.

7. To establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or employments to any person who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time Directors or Officers of the Company or of any such other company as aforesaid, and wives, widows, families, and dependants of any such persons and also establish and subsidise and subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any such other company as aforesaid, and make payments to or towards the insurance of any such person as aforesaid and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

8. To undertake and execute any trust the undertaking of which may seem to the Company desirable and either gratuitously or otherwise.

9. To act as agents, registrars or brokers and as trustees for any person or company and to undertake and perform sub-contracts.

10. To buy, sell, manufacture, repair, alter and exchange, let on hire, export, and deal in all kinds of articles and things which may be required for the purposes of any of the said businesses, or commonly supplied or dealt in by persons engaged in any such businesses, or which may seem capable of being profitably dealt with in connection with any of the said businesses.

11. To adopt such means of making known the business of the Company and/or associate companies or others as may seem expedient and in particular by advertising in the press, public places and theatres, by radio, by television, by circulars, by purchase and exhibition or works of art or interest, by publication of books, pamphlets, bulletins or periodicals, by organising or participating in exhibitions and by granting prizes, rewards and donations.

12. To apply for and acquire any statutory or other powers, rights or concessions.

13. To act as Aadatias, Selling Agents, Purchasing Agents, Factors, Muccadums, Carriers, Jatha Merchants, Landing and Forwarding Agents, Brokers, Guaranteed Brokers, in respect of goods, materials and merchandise and produce and articles of all kinds and descriptions.

14. To construct and develop residential or industrial colonies for the general advancement of members, employees or others.

15. To purchase, or otherwise acquire and undertake the whole or any part of the business, property, rights, and liabilities of any person, firm or company carrying on any business which this company is authorised to carry on or possessed of property or rights suitable for any of the purposes of the Company and to purchase, acquire, sell and deal in property, shares, stocks, debentures or debenture-stocks of any such person, firm or company and to conduct, make or carry into effect any arrangements in regard to the winding up of the business of any such persons, firm or company.

16. To enter into partnership or into any arrangements for sharing of profits, union of interest, reciprocal concession or co-operation with any person, partnership, or company and to promote, constitute, form and organise, and aid in promoting, constituting, forming and organising companies, syndicates or partnerships of all kinds for all the purposes or acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects thereof or for any other purposes which this Company may think expedient. As also to pay for any properties, rights or privileges required by this Company either in shares of the Company or partly in cash or otherwise and to give shares or stock of this Company in exchange for shares or stock of any other company.

17. To apply for, purchase or otherwise acquire patents, brevet inventions, licences, concessions and the like conferring any exclusive or non-exclusive or limited right to use any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or benefit the Company and to use, exercise, or develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

18. To receive money, valuable, and goods and materials of all kinds of depositor for safe custody.

19. To lend money and other property, to guarantee the performance of contracts and obligations of all kinds, to act as agents in the management, sale and purchase of property, and generally to transact business as capitalists and financiers.

20. To lend, invest or otherwise employ or deal with moneys belonging to or entrusted to the Company upon making arrangements to secure repayment or payment of principal and interest thereon.

21. To borrow or raise or secure the payment of money or to receive money on deposit at interest for any of the purpose of the Company and at such time and from time to time and in such manner as may be thought fit and in particular by the issue of debentures, or debenture-stocks, perpetual or otherwise including debentures or debenture-stock convertible into shares of this or any other company or perpetual annuities and in security for any such money so borrowed, raised or received or any such debentures or debenture-stocks so issued, to mortgage, pledge or charge the whole or any part of the property, assets or revenue and profits of the Company, present or future, including its uncalled capital by special assignments or otherwise or to transfer or convey the same absolutely or in trust and to give the lenders power of sale and other powers as may seem expedient and to purchase, redeem or pay off any such securities provided the Company shall not carry on banking business as defined in the Banking Regulation Act, 1949.

22. To draw, make, accept, endorse, discount, execute, issue, negotiate, assign and otherwise deal with cheques, drafts, bills of exchange, promissory notes, hundies, debentures, bonds, bills of lading, railway receipts, warrants and all other negotiable or transferable instruments.

23. To amalgamate with any other company or companies.

24. To distribute any of the property of the Company amongst the members in specie or kind subject to the provisions of the Companies Act in the event of winding up.

25. To apply for, tender, purchase, or otherwise acquire any contracts, subcontracts licences and concessions for or in relation to the objects or business herein mentioned or any of them, and to undertake, execute, carry out, dispose of or otherwise turn to account the same.

26. To do all or any of them in any part of the world either as principals, agents, contractors, trustees or otherwise and either by or through agents, trustees, sub-contractors or otherwise, either alone or in conjunction with others and to allow any property to remain outstanding in such agents or trustees.

27. To do all such other things as are incidental or conducive to the attainment of the above objects or any of them.

     (C)  OTHER OBJECTS:

28. To carry on the business of an investment company and to buy, underwrite and to invest in the acquire and hold shares, stocks, debentures, debenture-stocks, bonds, obligations and securities issued or guaranteed by any company constituted or carrying on business in India or elsewhere and debentures, debenture-stocks, bonds, obligations and securities issued or guaranteed by any Government, State, Dominion, Sovereign, Ruler, Commissioners, Public body or authority supreme, municipal, local or otherwise or firm or person whether in India or elsewhere and to deal and turn to account the same.

29. To carry on business related to the electronic industry, Textiles, Chemicals, Hotels, Construction & Engineering items.

30. To transact and carry on all kinds of agency business and in particular to collect rents and debts, and to negotiate loans, to find investments, and to issue and place shares, stocks, debentures, debenture-stocks or securities for the above business of the Company.

31. To carry on business of every kind and to act as merchants, traders, Commission or other agents or in any other capacity whatsoever in India or in any part of the world, to carry on the business of providing services of every kind and to import, export, buy, sell, barter, exchange, pledge, make advances upon or otherwise deal in goods, produce, article, merchandise, services, conveniences and amenities of every kind which will be required for the business of the Company.

32. To carry on business as capitalists, financiers; concession and merchants and to undertake and carry on and execute all kinds of financial, commercial, trading and other operations.

33. To sell or purchase or otherwise deal in any goods, products, articles or things and to carry on business as merchants, traders, and dealers in any goods, commodities, articles and things whatsoever in or outside India and generally to carry on business as exporters, importers and dealers.

34. To carry on the business of advertising contractors and agents and any other business which may be usefully carried on in connection with such business and to acquire and undertake the whole or any part of the business property and liabilities of any person or company carrying on business as such contractor or agents, or any other business which may be usefully carried on in connection therewith.

35. To manufacture, maintain, export, import, buy, sell, rent, hire or lease or otherwise acquire, dispose of or deal in all kinds of digital systems, numerical controller, flexible manufacturing systems, robots, communication systems, computers, computer peripherals, computer software, computer hardware, computer technology, machines, computer aided teaching aids, energy saving devices, alternative sources of energy, electrical and electronics components, devices, instruments, equipments and controls for any engineering applications, and all other related components, parts and products used in communication and computers.

     AND IT IS HEREBY DECLARED that the word "company" in this Memorandum when applied otherwise than to this Company shall whenever the context shall so require or admit be deemed to include any authority, partnership or other body of persons whether incorporated or un-incorporated and whether domiciled in India or elsewhere and that the intention is that the objects specified in the several paragraphs of this Memorandum shall be regarded as independent objects and shall accordingly shall be in no wise limited or restricted in its application (except when otherwise expressed in such paragraphs) by reference to the objects in any other paragraph or the name of the company, but may be carried out in as full and ample a manner and construed and applied in as wide a sense as if each of the said paragraphs defines the objects of a separate, distinct and independent Company.

IV.  The liability of the members is limited.


V. "The Authorized Share Capital of the company is Rs. 50,00,00,000 (Rupees fifty crores only) divided into 10,00,00,000 (Ten crores only) Equity Shares of Rs. 5 each (Rupees five only) with power to increase and reduce the capital of the company and to divide the shares in the capital for the time being into several classes and attach thereto respectively such preferential, deferred, qualified or special rights, privileges or conditions as may be determined by or in accordance with the Articles of Association of the company for the time being and to vary, modify or abrogate any such rights, privileges or conditions in such manner as may be permitted by the Companies Act, 1956 or by the Articles of Association of the company for the time being".

     RESOLUTION PASSED AT THE EXTRAORDINARY GENERAL MEETING HELD ON DECEMBER 29, 1999

     We the several persons whose names and addresses are subscribed below are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.


------------------------------------------------------------------------------------------------------------------
   Signature, Name, Address,                  Number of Equity                      Signature, Name, Address,
 description and occupation of               Shares taken by each                 description and occupation of
           Subscribers                           Subscriber                                  Witness
------------------------------------------------------------------------------------------------------------------
Nagavara Ramarao Narayana Murthy
(Son of Nagavara Ramarao)                          1
Flat 6, Padmanabhan Apartment,                 (One equity)
1126/2, Shivajinagar,
Pune - 411 016

Consultant

Nadathur Srinivasa Raghavan
(Son of N. Sarangapani)                            1
5, "Ravikripa", Station Road,                  (One equity)
Matunga (C. R.),
Bombay - 400 019. Consultant


Senapathy Gopalakrishnan                                                        VIPUL DEVENDRA
(Son of P. G. Senapathy)                           1                            KINKHABWALA
Krishna Vihar, Kalapalayam Lane,               (One equity)                     (S/o. Devendra Vithaldas
Pathenchanthai,                                                                 Kinkhabwala)
Trivandrum - 695 001.                                                           14, Thakurdwar Road,
                                                                                Zaveri Building, Bombay - 400 002.
                                                                                Service
Consultant

Nandan Mohan Nilekani
(Son of M. R. Nilekani)                            1
37, Saraswatput,                               (One equity)
Dharwar - 580 002.
KARNATAKA

Consultant
                                           -------------------
                                                   4
                                              (Four equity)
------------------------------------------------------------------------------------------------------------------

Dated this 15th day of June 1981.